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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 10, 2026
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36456	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Broadway St., Suite 320	78215
San Antonio	Texas
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2026, XPEL, Inc. (the “Company”) convened its 2026 annual meeting of stockholders (the “Annual Meeting”). The results of the matters voted on at the Annual Meeting, based on the presence, in person or by proxy, of holders of record of 85% of the 27,682,807 shares of the Company’s common stock entitled to vote as of April 15, 2026, the record date, were as follows:

1. To elect as directors to the Company’s Board of Directors the six nominees named below for a term of one year:

	For	Withhold	Broker Non-Vote
Ryan L. Pape	17,612,880	643,417	5,327,241
Stacy L. Bogart	11,789,614	6,466,683	5,327,241
Richard K. Crumly	12,863,402	5,392,895	5,327,241
Michael A. Klonne	15,164,772	3,091,525	5,327,241
John F. North	16,930,882	1,325,415	5,327,241
Mark A. Thornton	18,238,019	18,278	5,327,241

2. To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2026:

For	Against	Abstain
23,569,638	10,455	3,445

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
18,014,540	234,918	6,839	5,327,241

  Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: June 15, 2026	By: /s/ Barry R. Wood
Name: Barry R. Wood
Title: Senior Vice President, Chief Financial Officer